UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2019

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbols(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	MLNT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in December 2018, Melinta Therapeutics, Inc. (the “Company”, “we,” “us” or “our”) entered into a Senior Subordinated Convertible Loan Agreement (the “Vatera Loan Agreement”) with Vatera Healthcare Partners LLC and Oikos Investment Partners LLC (formerly known as Vatera Investment Partners LLC) (together, “Vatera”) pursuant to which Vatera committed to provide $135.0 million over a period of five months, subject to the satisfaction of certain conditions. We borrowed $75 million under the Vatera Loan Agreement in February 2019. An additional $60 million was available for borrowing under the Vatera Loan Agreement, in two draws (up to $25 million available in a single draw after March 31, 2019, but on or prior to June 30, 2019, and up to $35 million available in a single draw after June 30, 2019, but on or prior to July 10, 2019), subject to satisfying certain conditions, including, without limitation, the absence of a default or event of default under the Vatera Loan Agreement or our Facility Agreement (the “Deerfield Facility Agreement”) with affiliates of Deerfield Management Company, L.P. (“Deerfield”) and no such default or event of default being reasonably expected to occur under either the Vatera Loan Agreement or the Deerfield Facility Agreement..

Given the current lack of clarity surrounding the Company’s ability to meet certain future minimum product sales and cash balance requirements under the Vatera Loan Agreement and the Deerfield Facility Agreement and its ability to deliver audited financial statements for the year ending December 31, 2019 that include an audit opinion that does not contain a going concern qualification, the Company determined that it would not be able to meet the conditions to draw additional funding under the Vatera Loan Agreement by June 30, 2019. On June 28, 2019, Vatera and the Company agreed to an amendment to the Vatera Loan Agreement (the “Vatera Loan Agreement Amendment”) to provide for: (i) an extension of the period to draw the remaining unfunded commitments under the Vatera Loan Agreement to October 31, 2019; (ii) a reduction of such commitments to $27 million (replacing the $60 million of unfunded commitments that were previously available for borrowing under the Vatera Loan Agreement as described above); (iii) a modification to the “Required Lenders” definition to substitute Oikos Investment Partners LLC for Vatera Healthcare Partners LLC as the “Required Lender” until the first date on which Vatera and their respective affiliates no longer hold outstanding loans and/or unfunded disbursement commitments in an aggregate amount equal to or greater than 25% of the unfunded disbursement commitments held by Vatera on December 31, 2018; (iv) modification of the subsequent disbursements condition related to no default or event of under the Deerfield Facility Agreement to be only that no such default or event of default has occurred (removing the condition that no such default or event of default is reasonably expected to occur); and (v) certain other minor changes to the Vatera Loan Agreement. Except as modified by the Vatera Loan Agreement Amendment, our ability to borrow the additional $27 million remains subject to satisfaction of the conditions precedent set forth in the original Vatera Loan Agreement, including, without limitation: the absence of a material adverse effect on the Company; the absence of a default or event of default under the Vatera Loan Agreement and no such default or event of default being reasonably expected to occur; accuracy of the representations and warranties made by the Company and its subsidiaries under the Vatera Loan Agreement and the related loan documents in all material respects; and the common stock of the Company remaining listed on NASDAQ or another eligible market.

The foregoing description of the Vatera Loan Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Vatera Loan Agreement Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Vatera Loan Agreement and the Deerfield Facility Agreement are further described in, and the descriptions herein with respect thereto are qualified by reference to, the Company’s Current Reports on Form 8-K filed on January 9, 2018, January 3, 2019, January 16, 2019, and February 25, 2019, and the full text of the such agreements (including the forms of notes included therein) filed as exhibits thereto as applicable.

Item 8.01.	Other Events.

The following risk factor provides additional detail to the risk factors of the Company previously disclosed under the heading “Risks Related to our Business” in its Annual Report on Form 10-K for the fiscal year ended December 30, 2018 filed with the Securities and Exchange Commission on March 14, 2019.

There can be no assurances that the Company will be able to borrow additional amounts under the Deerfield Facility Agreement or the Vatera Loan Agreement or otherwise comply with its covenants under those agreements or that such amounts, even if borrowed, would provide sufficient liquidity for the Company.

There can be no assurances that the Company will be able to meet the borrowing conditions for the additional $27 million under the Vatera Loan Agreement and, therefore, the Company may not have access to the additional funding. Further, there can be no assurance that even if such amount is borrowed that it will provide sufficient liquidity to the Company. Additionally, while we have the ability until January 5, 2020, to borrow an additional $50 million under the Deerfield Facility Agreement if we meet certain minimum product sales requirements by the end of 2019, currently there is risk in our ability to reach these minimum product sales requirements, as well as remaining in compliance with the covenants thereunder, which are a condition to draw the $50 million.

Our failure to comply with the covenants under either the Deerfield Facility Agreement or the Vatera Loan Agreement, if not modified or waived by the required lenders, would result in an event of default, which would allow our lenders under those agreements to accelerate the related debt and also may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies and may result in a cross-default under other contracts. In addition, an event of default under the Deerfield Facility Agreement would permit the lenders under the Deerfield Facility Agreement to terminate the remaining $50 million available to the Company until January 5, 2020, if we meet certain sales milestones by the end of 2019. Furthermore, if we were unable to repay the amounts due and payable under the Deerfield Facility Agreement, the lenders under that agreement could proceed against the collateral granted to them to secure that debt. In the event our lenders accelerate the repayment of any of our borrowings, we and our subsidiaries would not have sufficient assets to repay that debt. If an event of default occurs, or we believe that such an event may occur, under either the Deerfield Facility Agreement or the Vatera Loan Agreement, and we are not able to reach an agreement with the lenders for a waiver or other relief, we may be required to consider other alternatives, including a sales process, a reorganization or other restructuring or other actions with respect to our debt and operations, which actions could have a material adverse effect on our business, results of operations and financial condition and on our common stockholders and other stakeholders. Any of the forgoing could materially adversely affect the relationships between us and our existing and potential customers, employees, suppliers, partners and others.

In addition, as previously disclosed, we believe there currently is substantial doubt about our ability to continue as a going concern unless we can secure additional sources of liquidity. We continue to look for alternative sources of liquidity, including exploring options to modify the terms of certain assumed liabilities and commitments with various stakeholders and claimants, including, as previously disclosed, potential payments relating to the IDB acquisition and payments potentially due to The Medicines Company, all of which potential payments could total up to $80 million if required to be made. In addition, we regularly evaluate our strategic direction and ongoing business plans and, as part of this evaluation, we from time to time consider a variety of strategic alternatives, including modifications to our business plan and strategy, potential sale, mergers and acquisitions activity and other actions.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	First Amendment, dated as of June 28, 2019, by and among Melinta Therapeutics, Inc., the other Loan Parties thereto, Vatera Healthcare Partners LLC and Oikos Investment Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	Melinta Therapeutics, Inc.

	By:	/s/ Peter Milligan
Peter Milligan
Chief Financial Officer